Exhibit 99.1

                              ACCESS NEWS

Contact: Company                                   Contact: Investor Relations
Stephen B. Thompson                                       Donald C. Weinberger
Vice President & CFO                 Wolfe Axelrod Weinberger & Associates LLC
(214) 905-5100                                                  (212) 370-4500

                ACCESS PHARMACEUTICALS, INC. RESTRUCTURES
                   TO FOCUS ON ONCOLOGY THERAPEUTICS

                        ORAL CARE BUSINESS SOLD


DALLAS, TEXAS, October 12, 2005, ACCESS PHARMACEUTICALS, INC. (AMEX: AKC) today announced that it has refocused the company on the its its oncology therapeutics platform, and has completed the sale of its oral care business to Uluru, Inc., a private Delaware company, for up to $20.6 million. Access sold its interest in Aphthasol(R), all OraDisc(TM) products, and all Residerm(R) products. In addition, Uluru has licensed Access' nanoparticle hydrogel aggregate technology. Access received $8.7 million at the closing of the agreement and may receive up to $3.7 million within twelve months after closing, and will receive an additional $1 million within 24 months after closing. Additional payments of up to $7 million will be made upon the achievement of certain milestones.

At the closing of the sale, the Company retired its senior secured convertible notes. The Company believes that the sale of the oral care business provides liquidity to continue operations, and to manage some of the convertible debt remaining on the Company's balance sheet. The Company plans to continue its negotiations with the holders of its convertible debt. In addition, the Company is planning to continue development of its cytotoxic oncology product AP5346 with a phase II trial scheduled to begin in the fourth quarter of 2005. Data from the completed phase I trial will be presented at the NCI/AACR/EORTC meeting to be held in November in Philadelphia.

The Company also announced that it will hold a conference call to provide a business update on Friday, October 14th, 2005 at 10:00 AM Eastern
Time.

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To participate please dial (888) 391-0235 five to ten minutes prior to the initiation of the teleconference; international callers dial (212) 676-4904. The teleconference will also be available on replay starting on October 14, 2005 at 12:00 PM Eastern Time until October 15, 2005 at 12:00 noon
Eastern Time. For the US replay, please dial (800) 633-8284 (Reservation
# 21265172), for international callers please dial (402) 977-9140 (Reservation 21265172).

                 ___________________________________


Access Pharmaceuticals, Inc. is an emerging pharmaceutical company developing unique polymer linked cytotoxics for use in the treatment of cancer. The lead product AP 5346 is in Phase II clinical testing. The Company also has other advanced drug delivery technologies including vitamin-mediated targeted delivery and oral drug delivery.

Uluru, Inc. is an emerging specialty pharmaceutical company dedicated to becoming a leading topical drug delivery and oral care company by utilizing its innovative transmucosal delivery system and hydrogel nanoparticle aggregate technologies and acquiring value-added topical products.


This press release contains certain statements that are forward-looking within the meaning of Section 27a of the Securities Act of 1933, as amended, and that involve risks and uncertainties, including but not limited to statements made relating to negotiations to restructure our outstanding Convertible Notes (which negotiations may not be successful), our current steps being taken to satisfy our cash needs and our ability to achieve the milestones relating to our oral care asserts sold to Uluru, Inc. These statements are subject to numerous risks, including but not limited to the uncertainties associated with our ability to raise funds to continue our operations, our ability to sell assets, our ability to restructure our Convertible Notes, research and development activities, clinical trials, our ability to raise capital, the timing of and our ability to achieve regulatory approvals, dependence on others to market our licensed products, collaborations, future cash flow, the timing and receipt of licensing and milestone revenues, projected future revenue growth and our ability to generate near term revenues, our ability to develop products from our platform technologies, our ability to achieve licensing milestones, our ability to repay our outstanding debt obligations and other risks detailed in the Company's Annual Report on Form 10-K for the year ended
December 31, 2004, Quarterly Report on Form 10-Q for the quarter ended June 30, 2005 and other reports filed by us with the Securities and Exchange Commission.

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